
SELECTED FINANCIAL DATA                    MediaOne Group, Inc. (1)
(UNAUDITED)

                         Quarter Ended  Six Months Ended  Normalized
                            June 30,        June 30,     % Change(5)
Dollars in millions      1998    1997    1998    1997    Qtr    Ytd
------------------------------------------------------------- ------
Consolidated Revenues -
 Continuing Operations
  Cable & broadband
    Domestic           $   607 $   585 $ 1,226 $ 1,137    9.0    9.9
    International            6       4      11       8   50.0   37.5
  Corporate                  7       6      14      13   16.7    7.7
  Other                      1      23       1      45    -      -
                       --------------------------------
    Current oper.          621     618   1,252   1,203    9.5   10.2

  Domestic wireless         20     363     361     698    -      -
                       --------------------------------
      Total            $   641 $   981 $ 1,613 $ 1,901    9.5   10.2
                       ================================

Consolidated Operating
 Cash Flow - Continuing
 Operations (4)
  Cable & broadband
    Domestic           $   239 $   238 $   479 $   463    1.7    3.7
    International            1      (1)      1      (3)   -      -
  Int'l wireless            (2)     (6)     (4)     (8) (66.7) (50.0)
  Corporate                (40)    (31)    (65)    (44)  29.0   47.7
  Other                     (3)     (3)     (6)    (10) (40.0) (25.0)
                       --------------------------------
    Current oper.          195     197     405     398    1.0    1.3

  Domestic wireless         10     145     148     282    -      -
                       --------------------------------
      Total            $   205 $   342 $   553 $   680    1.0    1.3
                       ================================


The actual percent change for revenues from current operations of 0.5% and 4.1% for the quarter and six months ended June 30, 1998 include the one time effects of acquisitions and dispositions.

The actual percent change for operating cash flow from current operations of (1.0)% and 1.8% for the quarter and six months ended June 30, 1998 include the one time effects of acquisitions and dispositions.


See footnotes on page ___.